Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2005 relating to the financial statements of The9 Limited, which appears in The9 Limited’s Annual Report on Form 20-F for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

August 19, 2005

Shanghai, People’s Republic of China

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